Exhibit 99.1

Cerner Reports Third Quarter 2019 Results
All Key Metrics Within Company Guidance Ranges

KANSAS CITY, Mo. - October 24, 2019 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2019 third quarter that ended September 28, 2019.

Bookings in the third quarter of 2019 were at the high-end of the Company’s expectations at $1.651 billion.

Third quarter 2019 revenue was $1.429 billion, an increase of 7 percent compared to $1.340 billion in the third quarter of 2018, and in line with the Company’s expectations.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, third quarter 2019 net earnings were $81.9 million and diluted earnings per share were $0.26. Third quarter 2018 GAAP net earnings were $169.4 million and diluted earnings per share were $0.51.

Adjusted Net Earnings for third quarter 2019 were $211.7 million, compared to $209.4 million of Adjusted Net Earnings in the third quarter of 2018. Adjusted Diluted Earnings Per Share were $0.66 in the third quarter of 2019, in line with the Company’s expectations and up 5 percent compared to $0.63 of Adjusted Diluted Earnings Per Share in the year-ago quarter.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results,” where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Other Highlights:

▪
Third quarter operating cash flow of $351.4 million and Free Cash Flow of $174.4 million. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Third quarter days sales outstanding of 74 days, down from 78 days in the second quarter and 82 days in the year-ago quarter.

▪	Total backlog of $13.31 billion.

“I am pleased with our execution in the third quarter as we again delivered against the expectations we set while also continuing to advance Cerner’s broader transformation,” said Brent Shafer, Chairman and CEO. “I believe the balanced focus of near-term operational improvements combined with our innovation and growth strategies position Cerner to deliver sustainable and profitable growth.”

Future Period Guidance
Cerner currently expects:

▪	Fourth quarter 2019 revenue between $1.410 billion and $1.460 billion.

▪	Fourth quarter 2019 Adjusted Diluted Earnings Per Share between $0.73 and $0.75.*

▪	Fourth quarter 2019 new business bookings between $1.450 billion and $1.650 billion.

*Future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.” Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP guidance to the most comparable GAAP measures.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on the Company’s results and outlook at 3:30 p.m. CT on October 24, 2019. On the call, Cerner will discuss its third quarter 2019 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration.

An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner’s health technologies connect people and information systems at more than 27,500 contracted provider facilities worldwide dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog, The Cerner Podcast or connect on Facebook, Instagram, LinkedIn or Twitter. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expects”, “guidance”, “position”, “believe”, “expectations”, “plan”, “outlook”, “future”, “approximately”, “targeted”, “intend”, “potential”, “opportunity” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding future period guidance. Factors that could cause or contribute to such differences include, but are not limited to the possibility of significant costs and reputational harm related to product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; potential claims or other risks associated with relying on open source software in our proprietary software solutions or technology-enabled services; material adverse resolution of legal proceedings or other claims; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; risks associated with fluctuations in foreign currency exchange rates; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; risks associated with the unexpected loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; risks related to our dependence on strategic relationships and third party suppliers; risks inherent with business acquisitions and combinations and the integration thereof into our business or relating to disputes involving such acquisitions or combinations; risks associated with volatility and disruption resulting from global economic or market conditions; significant competition and our ability to quickly respond to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; managing growth in the new markets in which we offer solutions, health care devices or services; long sales cycles for our solutions and services; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes and defending against bid protests; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; changes in accounting standards; the potential for losses resulting from asset impairment charges; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, government regulation or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; inability to manage organizational change and reduce expenses and costs to the extent currently anticipated; risks that Cerner’s revenue growth may be lower than anticipated and/or that the mix of revenue shifts to low margin revenue; risk that our capital programs will not be fully implemented or enhance long-term shareholder value; and risks that Cerner’s business may be negatively affected as a result of future proxy fights or the actions of activist shareholders. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Misti Preston, (816) 299-2037, misti.preston@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 28, 2019 and September 29, 2018
(unaudited)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2019	2018	2019	2018

Revenues	$1,429,428	$1,340,073	$4,250,366	$4,000,661
Costs of revenue	271,778	230,332	793,655	700,393

Margin	1,157,650	1,109,741	3,456,711	3,300,268

Operating expenses
Sales and client service	707,743	605,946	2,026,825	1,830,999
Software development	187,526	172,297	548,934	502,192
General and administrative	152,321	102,789	398,305	290,547
Amortization of acquisition-related intangibles	21,283	21,553	64,809	65,872
Total operating expenses	1,068,873	902,585	3,038,873	2,689,610

Operating earnings	88,777	207,156	417,838	610,658

Other income, net	13,535	6,943	44,973	18,404

Earnings before income taxes	102,312	214,099	462,811	629,062
Income taxes	(20,377)	(44,718)	(87,688)	(130,323)

Net earnings	$81,935	$169,381	$375,123	$498,739

Basic earnings per share	$0.26	$0.51	$1.17	$1.51

Basic weighted average shares outstanding	315,876	329,342	320,282	330,789

Diluted earnings per share	$0.26	$0.51	$1.16	$1.49

Diluted weighted average shares outstanding	319,113	332,937	323,361	334,493

Note 1: Our revenues by business model for the three and nine months ended September 28, 2019 and September 29, 2018 were as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2019	2018	2019	2018

Licensed software	$154,533	$139,888	$506,123	$447,095
Technology resale	70,175	60,378	186,450	199,011
Subscriptions	91,904	79,115	265,965	238,702
Professional services	507,455	456,725	1,483,201	1,345,311
Managed services	302,435	302,000	904,479	855,857
Support and maintenance	277,294	277,780	830,668	841,300
Reimbursed travel	25,632	24,187	73,480	73,385

Total revenues	$1,429,428	$1,340,073	$4,250,366	$4,000,661

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and nine months ended September 28, 2019 and September 29, 2018
(unaudited)

ADJUSTED OPERATING EXPENSES

(In thousands)	Three Months Ended		Nine Months Ended
	2019	2018	2019	2018

Operating expenses (GAAP)	$1,068,873	$902,585	$3,038,873	$2,689,610

Share-based compensation expense	(31,782)	(26,882)	(77,651)	(79,620)
Health Services acquisition-related amortization	(20,612)	(20,685)	(62,571)	(62,833)
Organizational restructuring and other expense	(117,403)	(2,924)	(174,396)	(2,924)
Charge related to client dispute	—	—	(20,000)	—
Vendor settlement	—	—	(6,791)	—

Adjusted Operating Expenses (non-GAAP)	$899,076	$852,094	$2,697,464	$2,544,233

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Three Months Ended		Nine Months Ended
	2019	2018	2019	2018

Operating earnings (GAAP)	$88,777	$207,156	$417,838	$610,658

Share-based compensation expense	31,782	26,882	77,651	79,620
Health Services acquisition-related amortization	20,612	20,685	62,571	62,833
Organizational restructuring and other expense	117,403	2,924	174,396	2,924
Charge related to client dispute	—	—	20,000	—
Vendor settlement	—	—	6,791	—

Adjusted Operating Earnings (non-GAAP)	$258,574	$257,647	$759,247	$756,035

Operating Margin (GAAP)	6.21%	15.46%	9.83%	15.26%

Adjusted Operating Margin (non-GAAP)	18.09%	19.23%	17.86%	18.90%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2019	2018	2019	2018

Net earnings (GAAP)	$81,935	$169,381	$375,123	$498,739

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	31,782	26,882	77,651	79,620
Health Services acquisition-related amortization	20,612	20,685	62,571	62,833
Organizational restructuring and other expense	117,403	2,924	174,396	2,924
Charge related to client dispute	—	—	20,000	—
Vendor settlement	—	—	6,791	—
Investment gains	(8,722)	—	(24,231)	—

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(32,079)	(10,545)	(60,411)	(30,098)
Share-based compensation permanent tax items	727	121	(6,961)	(3,615)

Adjusted Net Earnings (non-GAAP)	$211,658	$209,448	$624,929	$610,403

Diluted weighted average shares outstanding	319,113	332,937	323,361	334,493

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.66	$0.63	$1.93	$1.82

FREE CASH FLOW

(In thousands)	Three Months Ended		Nine Months Ended
	2019	2018	2019	2018

Cash flows from operating activities (GAAP)	$351,448	$338,454	$875,524	$1,047,120
Capital purchases	(110,714)	(116,957)	(388,588)	(305,951)
Capitalized software development costs	(66,382)	(66,171)	(211,284)	(209,122)
Free Cash Flow (non-GAAP)	$174,352	$155,326	$275,652	$532,047

Cash flows from investing activities (GAAP)	$(145,100)	$(350,912)	$(436,387)	$(562,094)

Cash flows from financing activities (GAAP)	$(407,953)	$4,576	$(312,805)	$(345,704)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Expenses, Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business, and for management compensation purposes.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Expenses - Consists of GAAP operating expenses adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) a charge related to a client dispute, and (v) a vendor settlement.

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) a charge related to a client dispute, and (v) a vendor settlement.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) a charge related to a client dispute, (v) a vendor settlement, (vi) investment gains, (vii) the income tax effect of the aforementioned items, and (viii) share-based compensation permanent tax items.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations above are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2019	2018	2019	2018

Sales and client service	$14,671	$10,131	$39,019	$35,917
Software development	4,191	5,206	12,769	16,367
General and administrative	12,920	11,545	25,863	27,336
Total share-based compensation expense	$31,782	$26,882	$77,651	$79,620

Health Services acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisition of the Health Services business in February 2015. We exclude Health Services acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Organizational restructuring and other expense - Consists of certain charges incurred in connection with our operational improvement initiatives. Expenses in connection with these efforts may include, but are not limited to, consultant and other professional services fees, employee separation costs, contract termination costs, and other such related expenses. We exclude organizational restructuring and other expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Organizational restructuring and other expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2019	2018	2019	2018

Sales and client service	$59,602	$—	$59,602	$—
General and administrative	57,801	2,924	114,794	2,924
Total organizational restructuring and other expense	$117,403	$2,924	$174,396	$2,924

Charge related to client dispute - Consists of a pre-tax charge related to a dispute with a current client. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "Sales and client service" expense.

Vendor settlement - Consists of a pre-tax charge to settle disputes with a former vendor. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Investment gains - Consists of a $16 million gain recognized on the disposition of one of our equity investments in the second quarter of 2019, and a $9 million unrealized gain recognized in the third quarter of 2019 on another one of our equity investments, both of which were accounted for in accordance with Accounting Standards Codification Topic 321, Investments-Equity Securities. We have excluded these gains as we believe the amounts of such gains do not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such gains are included in our Condensed Consolidated Statements of Operations in the caption "Other income, net."

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 28, 2019 and December 29, 2018
(unaudited)

(In thousands)	2019	2018

Assets
Current assets:
Cash and cash equivalents	$496,430	$374,126
Short-term investments	136,266	401,285
Receivables, net	1,154,980	1,183,494
Inventory	23,155	25,029
Prepaid expenses and other	402,247	334,870

Total current assets	2,213,078	2,318,804

Property and equipment, net	1,865,924	1,743,575
Right-of-use assets	121,746	—
Software development costs, net	935,170	894,512
Goodwill	844,926	847,544
Intangible assets, net	347,376	405,305
Long-term investments	403,435	300,046
Other assets	205,775	198,850

Total assets	$6,937,430	$6,708,636

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$275,916	$293,534
Current installments of long-term debt and capital lease obligations	—	4,914
Deferred revenue	308,444	399,189
Accrued payroll and tax withholdings	264,049	195,931
Other current liabilities	153,187	69,122

Total current liabilities	1,001,596	962,690

Long-term debt	1,038,567	438,802
Deferred income taxes	353,711	336,379
Other liabilities	132,289	42,376

Total liabilities	2,526,163	1,780,247

Shareholders' Equity:
Common stock	3,662	3,622
Additional paid-in capital	1,806,939	1,559,562
Retained earnings	5,836,984	5,576,525
Treasury stock	(3,107,768)	(2,107,768)
Accumulated other comprehensive loss, net	(128,550)	(103,552)

Total shareholders' equity	4,411,267	4,928,389

Total liabilities and shareholders' equity	$6,937,430	$6,708,636

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and nine months ended September 28, 2019 and September 29, 2018
(unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	2019	2018	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$81,935	$169,381	$375,123	$498,739
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	173,073	161,103	509,559	473,748
Share-based compensation expense	30,537	25,209	73,421	74,348
Provision for deferred income taxes	7,639	14,676	22,793	16,412
Investment gains	(8,722)	—	(24,231)	—
Changes in assets and liabilities:
Receivables, net	72,397	(64,003)	24,558	(250,042)
Inventory	2	(9,396)	1,877	(9,006)
Prepaid expenses and other	857	(18,982)	(75,191)	162,053
Accounts payable	(28,326)	(21,602)	(3,346)	21,762
Accrued income taxes	774	(17,069)	(795)	(9,150)
Deferred revenue	(11,310)	74,448	(89,400)	34,316
Other accrued liabilities	32,592	24,689	61,156	33,940

Net cash provided by operating activities	351,448	338,454	875,524	1,047,120

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(110,714)	(116,957)	(388,588)	(305,951)
Capitalized software development costs	(66,382)	(66,171)	(211,284)	(209,122)
Purchases of investments	(177,256)	(282,564)	(317,979)	(477,156)
Sales and maturities of investments	217,589	122,711	507,258	454,439
Purchase of other intangibles	(8,337)	(7,931)	(25,794)	(24,304)

Net cash used in investing activities	(145,100)	(350,912)	(436,387)	(562,094)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt issuance	—	—	600,000	—
Repayment of long-term debt	—	—	—	(75,000)
Proceeds from exercise of stock options	63,474	60,658	188,474	82,001
Payments to taxing authorities in connection with shares directly withheld from associates	(10,134)	(2,441)	(14,994)	(9,749)
Treasury stock purchases	(400,000)	(57,586)	(1,020,542)	(345,210)
Dividends paid	(57,293)	—	(57,293)	—
Other	(4,000)	3,945	(8,450)	2,254

Net cash provided by (used in) financing activities	(407,953)	4,576	(312,805)	(345,704)

Effect of exchange rate changes on cash and cash equivalents	(4,889)	(4,472)	(4,028)	(11,631)

Net increase (decrease) in cash and cash equivalents	(206,494)	(12,354)	122,304	127,691
Cash and cash equivalents at beginning of period	702,924	510,968	374,126	370,923

Cash and cash equivalents at end of period	$496,430	$498,614	$496,430	$498,614